As filed with the Securities and Exchange Commission on October 9, 2001

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
               ----------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
               ----------------------------------------------------


                          AMERICAN FIRE RETARDANT CORP.
                (Exact name of registrant as specified in its charter)

                                     Nevada
           (State or other jurisdiction of incorporation or organization)

                                   88-03826245
                      (IRS Employer Identification Number)

                                9337 Bond Avenue
                           El Cajon, California 92021
                    (Address of principal executive offices)

                        Stephen F. Owens, President and CEO
                          American Fire Retardant Corp.
                                9337 Bond Avenue
                           El Cajon, California 92021
                     (Name and address of agent for service)

                                 (619) 390-6888
               (Telephone number, including area code of agent for service)

          2001 DIRECTORS and officers stock option and stock award plan
                            (Full title of the Plan)
           -------------------------------------------------------------
                                    Copy to:
                               Robert L. Sonfield, Jr.
                               Sonfield and Sonfield
                       770 South Post Oak Lane, Suite 435
                            Houston, Texas 77056-1913

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered             registered              share (1)               price (1)          registration fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Common Stock,
  $.001 par value               4,000,000                 $.10                 $400,000                $100.00
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, as permitted by Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the average of the bid and asked prices for the Company's common shares as reported by the Electronic Bulletin Board on October 3, 2001.



                                     PART I

         The documents containing the information specified in this Part I will be sent or given to participants in the 2001 Directors and Officers Stock Option and Stock Award Plan (the "Plan") as specified by Rule 428(b)(1). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. See Rule 428(a)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed in (a) and (b) below have been filed by the Registrant, American Fire Retardant Corp. (the "Company"), with the Securities and Exchange Commission (the "Commission") and are incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) Form 10QSB for the quarter ended June 30, 2001 and filed on August 20, 3001, Form NT 10-Q filed on August 9, 2001, Form 4 filed on June 11, 2001 and May 15, 2001, Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and filed on May 14, 2001, Registration Statement on Form S-8 filed on May 10, 2001 and Form 10-KSB for the year ended December 31, 2001. The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

                  (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-KSB referred to in (a) above.

Item 4:  Description of Securities

         Not Applicable

Item 5:  Interests of Named Experts and Counsel.
         --------------------------------------

         None

Item 6:  Indemnification of Directors and Officers.
         -----------------------------------------


         Section 78.7502 of the Nevada Revised Statutes provides:


                  Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.


                  1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.


                  2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.


                  3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.


Item 7.  Exemption From Registration Claimed.
         ------------------------------------

         Not Applicable

Item 8:  Exhibits

         The following documents are filed as Exhibits to this Registration
Statement:

                  4        --       Directors and Officers Stock Option and
                                    Stock Award Plan

                  5        --       Opinion of Sonfield and Sonfield as to the
                                    authorization and issuance of the shares being registered.

                  24.1     --       Consent of Sonfield and Sonfield (included
                                    in Exhibit 5)

                  24.2     --       Consent of HJ and Associates, LLC,
                                    Certified Public Accountants

Item 9:  Undertakings

         The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in El Cajon, California, on the 3rd day of October, 2001.

American Fire Retardant Corp.                                 American Fire Retardant Corp.


By: /s/Stephen F. Owens                                       By: /s/Stephen F. Owens
   --------------------------------------------------            --------------------------------------------
      Stephen F. Owens, Chief Executive Officer                      Stephen F. Owens, Chief Financial Officer



                                    EXHIBIT 4

                          AMERICAN FIRE RETARDANT CORP.
                           2001 DIRECTORS AND OFFICERS
                        STOCK OPTION AND STOCK AWARD PLAN

SECTION 1. PURPOSE OF THE PLAN. The purpose of the American Fire Retardant Corp. 2001 Directors and Officers Stock Option and Stock Award Plan ("Plan") is to maintain the ability of American Fire Retardant Corp., a Nevada corporation (the "Company") and its subsidiaries to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of the Company and its subsidiaries. In addition the Plan is intended to encourage ownership of common stock, $.001 par value ("Common Stock"), of the Company by the directors, employees and consultants of the Company and its Affiliates (as defined below) and to provide increased incentive for such persons to render services and to exert maximum effort for the success of the Company business. The Plan provides eligible employees and consultants the opportunity to participate in the enhancement of shareholder value by the grants of options, stock appreciation rights, awards of restricted stock, bonuses and/or fees payable in unrestricted stock, or any combination thereof. In addition, the Company expects that the Plan will further strengthen the identification of the directors, employees and consultants with the stockholders. Certain options to be granted under this Plan are intended to qualify as Incentive Stock Options ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), while other options granted under this Plan will be nonqualified options which are not intended to qualify as ISOs ("Nonqualified Options"), either or both as provided in the agreements evidencing the options as provided in Section 6 hereof. Employees, consultants and directors who participate or become eligible to participate in this Plan from time to time are referred to collectively herein as "Participants". As used in this Plan, the term "Affiliates" means any "parent corporation" of the Company and any "subsidiary corporation" of the Company within the meaning of Code Sections 424(e) and (f), respectively.

SECTION 2.  ADMINISTRATION OF THE PLAN.

         (a) Composition of Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board"). When acting in such capacity the Board is herein referred to as the "Committee," which shall also designate the Chairman of the Committee. If the Company is governed by Rule 16b-3 promulgated by the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), no director shall serve as a member of the Committee unless he or she is a "disinterested person" within the meaning of such Rule 16b-3.

         (b) Committee Action. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute award agreements or other documents on behalf of the Committee and the Company. Any duly constituted committee of the Board satisfying the qualifications of this Section 2 may be appointed as the Committee.

         (c) Committee Expenses. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons.

SECTION 3. STOCK RESERVED FOR THE PLAN. Subject to adjustment as provided in
Section 6(m) hereof, the aggregate number of shares of Common Stock that may be optioned or issued under the Plan is 4,000,000. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options granted under the Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be cancelled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under the Plan.

Immediately upon the grant of any option or award, the number of shares of Common Stock that may be issued or optioned under the Plan will be increased. The number of shares of such increase shall be an amount such that immediately after such increase the total number of shares issuable under the Plan and reserved for issuance upon exercise of outstanding options will equal 15% of the total number of issued and outstanding shares of Common Stock of the Company. Such increase in the number of shares subject to the Plan shall occur without the necessity of any further corporate action of any kind or character.

SECTION 4. ELIGIBILITY. The Participants shall include directors, employees, including officers, of the Company and its divisions and subsidiaries, and consultants and attorneys who provide bona fide services to the Company. Participants are eligible to be granted options, restricted stock, unrestricted stock and other awards under this Plan and to have their bonuses and/or consulting fees payable in restricted stock, unrestricted stock and other awards. A Participant who has been granted an option hereunder may be granted an additional option or options, if the Committee shall so determine.

SECTION 5.  GRANT OF OPTIONS.

         (a) Committee Discretion. The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to this Plan who are to receive options, restricted stock, or Common Stock under the Plan, (ii) to determine the number of shares of Common Stock to be covered by such grant or such options and the terms thereof, (iii) to determine the type of Common Stock granted: Restricted stock unrestricted Common Stock or a combination of restricted and unrestricted Common Stock, and (iv) to determine the type of option granted: ISO, Nonqualified Option or a combination of ISO and Nonqualified Options. The Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         (b) Stockholder Approval. All ISOs granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the Board meeting held to approve the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote thereat, or by written consent in accordance with the laws of the State of Nevada, provided that if such approval by the stockholders of the Company is not forthcoming, all options and stock awards previously granted under this Plan other than ISOs shall be valid in all respects.

         (c) Limitation on Incentive Stock Options. The aggregate fair market value (determined in accordance with Section 6(b) of this Plan at the time the option is granted) of the Common Stock with respect to which ISOs may be exercisable for the first time by any Participant during any calendar year under all such plans of the Company and its Affiliates shall not exceed $1,000,000.

SECTION 6. TERMS AND CONDITIONS. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

         (a) Option Period. The Committee shall promptly notify the Participant of the option grant and a written agreement shall promptly be executed and delivered by and on behalf of the Company and the Participant, provided that the option grant shall expire if a written agreement is not signed by said Participant (or his agent or attorney) and returned to the Company within 60 days from date of receipt by the Participant of such agreement. The date of grant shall be the date the option is actually granted by the Committee, even though the written agreement may be executed and delivered by the Company and the Participant after that date. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option shall expire at the end of such period. If the original term of an option is less than ten years from the date of grant, the option may be amended prior to its expiration, with the approval of the Committee and the Participant, to extend the term so that the term as amended is not more than ten years from the date of grant. However, in the case of an ISO granted to an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its Affiliate ("Ten Percent Stockholder"), such period shall not exceed five years from the date of grant.

         (b) Option Price. The purchase price of each share of Common Stock subject to each option granted pursuant to the Plan shall be determined by the Committee at the time the option is granted and, in the case of ISOs, shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted, as determined by the Committee. In the case of an ISO granted to a Ten Percent Stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date the option is granted. The purchase price of each share of Common Stock subject to a Nonqualified Option under this Plan shall be determined by the Committee prior to granting the option. The Committee shall set the purchase price for each share subject to a Nonqualified Option at either the fair market value of each share on the date the option is granted, or at such other price as the Committee in its sole discretion shall determine.

         At the time a determination of the fair market value of a share of Common Stock is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         (c) Exercise Period. The Committee may provide in the option agreement that an option may be exercised in whole, immediately, or is to be exercisable in increments. In addition, the Committee may provide that the exercise of all or part of an option is subject to specified performance by the Participant. However, no portion of any option may be exercisable by a Participant prior to the approval of the Plan by the stockholders of the Company.

         (d) Procedure for Exercise. Options shall be exercised by the delivery of written notice to the Secretary of the Company setting forth the number of shares with respect to which the option is being exercised. Such notice shall be accompanied by cash or cashier's check, bank draft, postal or express money order payable to the order of the Company, or at the option of the Committee, in Common Stock theretofore owned by such Participant (or any combination of cash and Common Stock). Notice may also be delivered by fax or telecopy provided that the purchase price of such shares is delivered to the Company via wire transfer on the same day the fax is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. A Participant shall be deemed to be a stockholder with respect to shares covered by an option on the date the Company receives such written notice and such option payment. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Participant certificates for the number of shares with respect to which such option has been so exercised, issued in the Participant's name or such other name as Participant directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant at the address specified pursuant to this Section 6(d).

         (e) Termination of Employment. If an executive officer to whom an option is granted ceases to be employed by the Company for any reason other than death or disability, any option which is exercisable on the date of such termination of employment may be exercised during a period beginning on such date and ending at the time set forth in the option agreement; provided, however, that if a Participant's employment is terminated because of the Participant's theft or embezzlement from the Company, disclosure of trade secrets of the Company or the commission of a willful, felonious act while in the employment of the Company (such reasons shall hereinafter be collectively referred to as "for cause"), then any option or unexercised portion thereof granted to said Participant shall expire upon such termination of employment. Notwithstanding the foregoing, no ISO may be exercised later than three months after an employee's termination of employment for any reason other than death or disability.

         (f) Disability or Death of Participant. In the event of the determination of disability or death of a Participant under the Plan while he or she is employed by the Company, the options previously granted to him may be exercised (to the extent he or she would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time, within a period beginning on the date of such determination of disability or death and ending at the time set forth in the option agreement, by the former employee, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the option shall pass by will or the laws of descent and distribution, but in no event may the option be exercised after its expiration under the terms of the option agreement. Notwithstanding the foregoing, no ISO may be exercised later than one year after the determination of disability or death. A Participant shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he or she is incapable of performing services for the Company of the kind he or she was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

         (g) Assignability. An option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder. During the lifetime of a Participant, an option shall be exercisable only by him.

         (h) Incentive Stock Options. Each option agreement may contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify an option designated as an incentive stock option.

         (i) Restricted Stock Awards. Awards of restricted stock under this Plan shall be subject to all the applicable provisions of this Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine:

               (A) Awards of restricted stock may be in addition to or in lieu of option grants. Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Committee at the time of each award of restricted stock. During a period set forth in the agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the agreement permits, to pay the option price pursuant to any option granted under this Plan, provided an equal number of shares delivered to the Participant shall carry the same restrictions as the shares so used. Shares of restricted stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient's directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the agreement, there is a "change in control" of the Company (as defined in such agreement). The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Unless and to the extent otherwise provided in the agreement, shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Committee, retirement after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the agreement, a "change in control" of the Company (as defined in such agreement), except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient. Certificates for restricted stock shall be registered in the name of the recipient but shall be imprinted with the appropriate legend and returned to the Company by the recipient, together with a stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

                  (B) Restricted Stock shall become free of the foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock. Restricted stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legend requirements as are specified in the applicable agreement.

         (j) Bonuses and Past Salaries and Fees Payable in Unrestricted Stock.
             ----------------------------------------------------------------

               (A) In lieu of cash bonuses otherwise payable under the Company's or applicable division's or subsidiary's compensation practices to employees and consultants eligible to participate in this Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of Common Stock on the date the bonus is payable, with fair market value determined as of such date in accordance with Section 6(b).

                  (B) In lieu of salaries and fees otherwise payable by the Company's to employees, attorneys and consultants eligible to participate in this Plan that were incurred for services rendered during the years of 2001, the Committee, in its sole discretion, may determine that such unpaid salaries and fees shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such awards shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a salaries and fees otherwise payable shall be determined by dividing each calendar month's of unpaid salary or fee amount by the average trading value of the Common Stock for the calendar month during which the subject services were provided.

         (k) No Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to shares covered by an option until the option is exercised by the written notice and accompanied by payment as provided in clause
(d) above.

         (l) Extraordinary Corporate Transactions. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of an option theretofore granted the Participant shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which option shall then be exercisable, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable. If
(i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the Exchange Act) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a "Corporate Change"), the Committee, in its sole discretion, may accelerate the time at which all or a portion of a Participant's options may be exercised for a limited period of time before or after a specified date.

         (m) Changes in Company's Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the number and kind of shares of Common Stock or other securities which are subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate option price.

         (n) Acceleration of Options. Except as hereinbefore expressly provided,
(i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to options theretofore granted or the purchase price per share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to Participant. Notwithstanding anything to the contrary contained in this Plan, the Committee may, in its sole discretion, accelerate the time at which any option may be exercised, including, but not limited to, upon the occurrence of the events specified in this Section 6, and is authorized at any time (with the consent of the Participant) to purchase options pursuant to Section 7.

SECTION 7.  RELINQUISHMENT OF OPTIONS.

         (a) The Committee, in granting options hereunder, shall have discretion to determine whether or not options shall include a right of relinquishment as hereinafter provided by this Section 7. The Committee shall also have discretion to determine whether an option agreement evidencing an option initially granted by the Committee without a right of relinquishment shall be amended or supplemented to include such a right of relinquishment. Neither the Committee nor the Company shall be under any obligation or incur any liability to any person by reason of the Committee's refusal to grant or include a right of relinquishment in any option granted hereunder or in any option agreement evidencing the same. Subject to the Committee's determination in any case that the grant by it of a right of relinquishment is consistent with Section 1 hereof, any option granted under this Plan, and the option agreement evidencing such option, may provide:

                  (i) That the Participant, or his or her heirs or other legal representatives to the extent entitled to exercise the option under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the then unexercised portion of the option (to the extent then exercisable) for a number of shares of Common Stock to be determined in accordance with the following provisions of this clause
         (i):

                           (A) The written notice of exercise of such right of
                  relinquishment shall state the percentage of the total number of shares of Common Stock issuable pursuant to such relinquishment (as defined below) that the Participant elects to receive;

                           (B) The number of shares of Common Stock, if any,
                  issuable pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to the quotient obtained by dividing
                  (i) the Appreciated Value by (ii) the purchase price for each of such shares specified in such option;

                           (C) For the purpose of this clause (C), "Appreciated
                  Value" means the excess, if any, of (x) the total current market value of the shares of Common Stock covered by the option or the portion thereof to be relinquished over (y) the total purchase price for such shares specified in such option;

                  (ii) That such right of relinquishment may be exercised only upon receipt by the Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of this Plan, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, or when receipt is acknowledged by the Company, if mailed by other than registered or certified mail or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered; provided, that, in the event the method just described for determining such date of election shall not be or remain consistent with the provisions of Section 16(b) of the Exchange Act or the rules and regulations adopted by the Commission thereunder, as presently existing or as may be hereafter amended, which regulations exempt from the operation of Section 16(b) of the Exchange Act in whole or in part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with
         Section 16(b) of the Exchange Act or the rules and regulations thereunder as the Committee shall in its discretion select and apply;

                  (iii) That the "current market value" of a share of Common Stock on a particular date shall be deemed to be its fair market value on that date as determined in accordance with Paragraph 6(b); and

                  (iv) That the option, or any portion thereof, may be relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company, and (B) the holder of such option pays, or makes provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to such relinquishment.

         (b) The Committee shall have sole discretion to consent to or disapprove, and neither the Committee nor the Company shall be under any liability by reason of the Committee's disapproval of, any election by a holder of an option to relinquish such option in whole or in part as provided in Paragraph 7(a), except that no such consent to or approval of a relinquishment shall be required under the following circumstances. Each Participant who is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act ("Covered Participant") shall not be entitled to receive shares of Common Stock when options are relinquished during any window period commencing on the third business day following the Company's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release ("Window Period"). A Covered Participant shall be entitled to receive shares of Common Stock upon the relinquishment of options outside a Window Period.

         (c) The Committee, in granting options hereunder, shall have discretion to determine the terms upon which such options shall be relinquishable, subject to the applicable provisions of this Plan, and including such provisions as are deemed advisable to permit the exemption from the operation from Section 16(b) of the Exchange Act of any such relinquishment transaction, and options outstanding, and option agreements evidencing such options, may be amended, if necessary, to permit such exemption. If an option is relinquished, such option shall be deemed to have been exercised to the extent of the number of shares of Common Stock covered by the option or part thereof which is relinquished, and no further options may be granted covering such shares of Common Stock.

         (d) Neither any option nor any right to relinquish the same to the Company as contemplated by this Paragraph 7 shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder.

         (e) Except as provided in Section 7(f) below, no right of relinquishment may be exercised within the first six months after the initial award of any Option containing, or the amendment or supplementation of any existing option agreement adding, the right of relinquishment.

         (f) No right of relinquishment may be exercised after the initial award of any option containing, or the amendment or supplementation of any existing option agreement adding the right of relinquishment, unless such right of relinquishment is effective upon the Participant's death, disability or termination of his relationship with the Company for a reason other than "for cause."

SECTION 8. AMENDMENTS OR TERMINATION. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Participant, without his consent, under any option theretofore granted, or which, without the approval of the stockholders, would: (i) except as is provided in Section 6(k) of the Plan, increase the total number of shares reserved for the purposes of the Plan, (ii) change the class of persons eligible to participate in the Plan as provided in Section 4 of the Plan, (iii) extend the applicable maximum option period provided for in Section 6(a) of the Plan,
(iv) extend the expiration date of this Plan set forth in Section 15 of the Plan, (v) except as provided in Section 6(k) of the Plan, decrease to any extent the option price of any option granted under the Plan or (vi) withdraw the administration of the Plan from the Committee.

SECTION 9. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in subparagraphs 6(j), (k) and (i) shall be subject to any shareholder action required by Nevada corporate law.

SECTION 10. PURCHASE FOR INVESTMENT. Unless the options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, and the Company has determined that such registration is unnecessary, each person acquiring or exercising an option under this Plan may be required by the Company to give a representation in writing that he or she is acquiring such option or such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 11.  TAXES.

         (a) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options granted under this Plan.

         (b) Notwithstanding the terms of Paragraph 11 (a), any Participant may pay all or any portion of the taxes required to be withheld by the Company or paid by him or her in connection with the exercise of a nonqualified option by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Paragraph 6(b), equal to the amount required to be withheld or paid. A Participant must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). All such elections are irrevocable and subject to disapproval by the Committee. Elections by Covered Participants are subject to the following additional restrictions:
(i) such election may not be made within six months of the grant of an option, provided that this limitation shall not apply in the event of death or disability, and (ii) such election must be made either six months or more prior to the Tax Date or in a Window Period. Where the Tax Date in respect of an option is deferred until six months after exercise and the Covered Participant elects share withholding, the full amount of shares of Common Stock will be issued or transferred to him upon exercise of the option, but he or she shall be unconditionally obligated to tender back to the Company the number of shares necessary to discharge the Company's withholding obligation or his estimated tax obligation on the Tax Date.

SECTION 12. REPLACEMENT OF OPTIONS. The Committee from time to time may permit a Participant under the Plan to surrender for cancellation any unexercised outstanding option and receive from the Company in exchange an option for such number of shares of Common Stock as may be designated by the Committee. The Committee may, with the consent of the person entitled to exercise any outstanding option, amend such option, including reducing the exercise price of any option to not less than the fair market value of the Common Stock at the time of the amendment and extending the term thereof.

SECTION 13. NO RIGHT TO COMPANY EMPLOYMENT. Nothing in this Plan or as a result of any option granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The option agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 14. LIABILITY OF COMPANY. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:

         (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

         (b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant or other person due to the exercise of any option granted hereunder.

SECTION 15. EFFECTIVENESS AND EXPIRATION OF PLAN. The Plan shall be effective on the date the Board adopts the Plan. If the stockholders of the Company fail to approve the Plan within twelve months of the date the Board approved the Plan, the Plan shall terminate and all options previously granted under the Plan shall become void and of no effect. The Plan shall expire ten years after the date the Board approves the Plan and thereafter no option shall be granted pursuant to the Plan.

SECTION 16. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 17. GOVERNING LAW. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Nevada and applicable federal law.

SECTION 18. CASHLESS EXERCISE. The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions. or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by directors of the Company, American Fire Retardant Corp., has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of this 3rd day of October, 2001.

AMERICAN FIRE RETARDANT CORP.



By: /s/Stephen F. Owens
    ----------------------------------------
      Stephen F. Owens, President

ATTEST:



By: /s/Angela M. Raidl
    ----------------------------------------
       Angela M. Raidl, Secretary






                            Exhibit 5 and 24.1 - Page 1
                                EXHIBIT 5 and 24.1


                        LETTERHEAD OF SONFIELD AND SONFIELD



                                 October 3, 2001
Board of Directors
American Fire Retardant Corp.
9337 Bond Avenue
El Cajon, California 92021

Ladies and Gentlemen:

         In our capacity as counsel for American Fire Retardant Corp. (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 4,000,000 shares of common stock pursuant to the Plan as set out and described in the Company's Registration Statement on Form S-8 (File No. 000-26261) under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement.

         Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

                  (1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

                  (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Nevada with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

                  (3) The 4,000,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

Yours very truly,


/s/SONFIELD and SONFIELD
SONFIELD and SONFIELD



                                  EXHIBIT 24.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use in this Registration Statement of American Fire Retardant Corp. on Form S-8 of our report dated March 16, 2001 of American Fire Retardant Corp. for the year ended December 31, 2000, which is a part of this Registration Statement, and to all references to our firm included in this Registration Statement.


/s/HJ and ASSOCIATES, LLC


HJ and Associates, LLC
Salt Lake City, Utah
October 4, 2001